EXHIBIT 99

PRESS RELEASE OF PROVIDENT NEW YORK BANCORP

FOR IMMEDIATE RELEASE	Stock Symbol: PBNY
July 28, 2008	Traded on NASDAQ Global Select Market

PROVIDENT BANK CONTACT:

Paul A. Maisch, EVP & Chief Financial Officer

Miranda Grimm, VP & Controller

845.369.8040

PROVIDENT NEW YORK BANCORP: 23% INCREASE IN QUARTERLY EPS TO $0.16.

MONTEBELLO, NY – July 28, 2008 – Provident New York Bancorp (Nasdaq-Global Select Market: PBNY), the parent company of Provident Bank today announced third quarter results for the fiscal year ending September 30, 2008. Net income for the quarter was $6.3 million, or $0.16 per diluted share, compared to net income of $5.4 million, or $0.13 per diluted share for the third quarter of fiscal 2007. On a year-to-date basis, net income was $17.3 million or $0.44 per diluted share for fiscal 2008, compared to $14.5 million or $0.35 per diluted share in fiscal 2007. This represents increases of 19.4% and 25.7% respectively over the same period for fiscal 2007.

Highlights for the quarter include:

•

Net interest margin on a fully tax-equivalent basis was 4.04% for the third quarter of fiscal 2008, as compared to 3.80% for the third quarter of fiscal 2007, and 3.89% for the linked quarter ended March 31, 2008.

•

The Company experienced 3.6% and 3.1% deposit growth over both fiscal year-end 2007 and the second quarter of fiscal 2008, respectively. Transaction accounts of $584.1 million have grown 11.0% since September 30, 2007.

•	Loans grew $49.8million or 3.0% over year end 2007, mainly in the Commercial sector.

•

Expense control continues to be strong as non-interest expense decreased in the prior year quarterly comparison, and increased by less than 1% on an annual basis. As a result the quarter’s efficiency ratio continued to improve from 69.7% in the third quarter of fiscal 2007 to 64.9% in the current year.

•	Net charge-offs for the quarter were down to $812,000 from $1.9 million for the linked quarter and were up from $136,000 for the third quarter of fiscal 2007.

President’s Comments

George Strayton, President and CEO commented: “Our business model is performing well in this challenging economic environment as evidenced by the significant increase in earnings. During the quarter, we grew our commercial loans by $31 million, or 3%, and our transaction account balances increased by $56 million, or 11% and continue to average 31% of our quarterly deposits. While achieving this growth, we are beginning to benefit from the absence of the loan conduits and institutional lenders, enabling us to obtain improved loan terms and conditions. Consistent with its longstanding credit policies, Provident Bank does not originate or invest in subprime loans, although we will continue to build loan loss reserves in light of the current slowing of the economy. Disciplined management of interest expense, coupled with our loan growth, enabled us to return to a 4% net interest margin. Solid fee income, coupled with expense control, has led to an overall improvement in our efficiency ratio of almost five percentage points compared to the same quarter last year”.

Net Interest Income and Margin

Third quarter of fiscal 2008 compared with third quarter of fiscal 2007

Net interest income was $24.2 million for the third quarter of fiscal 2008, a $1.9 million increase from the same quarter of fiscal 2007. The net interest margin on a tax-equivalent basis was 4.04% for the third quarter of fiscal 2008, compared to 3.80% for the prior year’s third quarter. The third quarter of fiscal 2007 included a $500,000 reduction in interest expense associated with repayment of borrowings connected to prior acquisitions. Due to decreases in the federal funds target rate, the yield on loan balances declined 85 basis points. For the same period, the cost of interest bearing deposits decreased 84 basis points to 1.76% and the cost of borrowings decreased 86 basis points to 3.64%. The tax-equivalent yield on investments increased 31 basis points compared to the same quarter in 2007.

Third quarter fiscal 2008 compared with linked quarter ended March 31, 2008

Net interest income increased $947,000 from the quarter ended March 31, 2008. The tax-equivalent net interest margin increased 15 basis points from 3.89% for the quarter ended March 31, 2008. As a result of the recent reductions in the federal funds target rate, the tax-equivalent yield on average interest earning assets decreased by 23 basis points compared to the quarter ended March 31, 2008. The cost of average interest bearing liabilities decreased 48 basis points from the same linked quarter end. We attribute a substantial portion of this decrease to a continuing disciplined approach of pricing interest-bearing deposits.

Year-to-date comparison fiscal 2008 to fiscal 2007

On a year-to-date basis, net interest income increased $7.3 million for the nine-month period ended June 30, 2008 as compared to the same period in 2007, with the tax-equivalent net interest margin increasing from 3.52% to 3.89%.

Non-Interest Income

Third quarter of fiscal 2008 compared with third quarter of fiscal 2007

Non-interest income increased $36,000 to $5.0 million, relatively unchanged from the third quarter of fiscal 2007. Deposit service charges and fees increased $252,000, or 8.8%, which were offset by a decline in title insurance fees associated with a lower level of mortgage loan originations and lower “other” non-interest income, due to $235,000 in interest recorded on an IRS refund received in the third quarter of fiscal 2007.

Third quarter fiscal 2008 compared with linked quarter ended March 31, 2008

Non-interest income decreased $729,000 due to a net gain on the sale of securities of $961,000 realized in the linked quarter. Deposit service charges and fees, title insurance fees and investment management fees all increased over the linked quarter.

Year-to-date comparison fiscal 2008 to fiscal 2007

Non-interest income increased 5.4% compared to the same period in 2007. The largest increases were seen in deposit fees and service charges, investment management fees and net gains on security sales. Declines were seen in title insurance fees, and bank owned life insurance (due to a death benefit received in 2007) and “other” non-interest income (due to an IRS interest refund and exiting the student loan business in 2007).

Non-Interest Expense

Third quarter of fiscal 2008 compared with third quarter of fiscal 2007

Non-interest expense decreased $95,000 over the third quarter of fiscal 2007. The primary reason for the decrease was the maturity of the Company’s first step ESOP loan in December 2007, in addition to lower advertising and promotion expense. Compensation and employee benefits increased due to employee related benefits and additional employees hired, as the Company added resources to its municipality business and opened a branch location in Tarrytown, Westchester County. Occupancy expense increased as the Company invested in branch relocations and recorded closure costs of $175,000.

Third quarter fiscal 2008 compared with linked quarter ended March 31, 2008

On a quarter-to-quarter basis, non-interest expense remained relatively unchanged with modest increases seen in compensation and benefits, and advertising and promotion, which were offset by declines in occupancy, professional fees, and data and check processing.

Year-to-date comparison fiscal 2008 to fiscal 2007

Non-interest expense increased by $457,000 or 0.8%, over year-to-date 2007 primarily due to compensation and benefits, and occupancy expense from indexed increases in rental costs and the costs of branch relocations and closures. These categories were partially offset by decreases in stock based compensation, the ESOP loan maturity, professional fees and advertising and promotion.

Income Taxes

The company’s effective tax rate was 28.8% for the third quarter of fiscal 2008, compared to 30.9% for the same period last year. The decrease was due to increased investment in tax-exempt securities as compared to the prior period and the maturity of the first step ESOP loan which was primarily non-deductible expense, as well as the Company recording a tax expense credit for expired reserves. The Company’s effective tax rate for the linked quarter ended March 31, 2008 was 28.1%. The effective tax rate for year-to-date 2008 was 29.3% compared to 30.0% for fiscal 2007.

Key Balance Sheet Changes at June 30, 2008 vs. September 30, 2007

•	Gross loans grew $49.8 million to $1.7 billion, largely due to a 4.6% increase in commercial loans and a 2.0% increase in residential mortgage loans.

•	Securities decreased $13.8 million to $818.6 million, primarily due to the maturity of government agency securities.

•

Period end deposits increased $62.0 million at June 30, 2008, as compared to September 30, 2007, primarily due to increases in transaction accounts of $57.8 million or 11.0%, which in turn has benefited net interest income.

•	The Company invested an additional $5.0 million in bank owned life insurance during the quarter.

Capital

Capital decreased $3.9 million from September 30, 2007 to $401.1 million at June 30, 2008, due to purchases of treasury stock. Treasury stock repurchases during the third quarter of fiscal 2008 totaled 306,443 shares and 1,570,757 shares fiscal year-to-date, at a cost of $3.9 million and $19.8 million, respectively. These purchases were partially offset by increases in the Company’s net income of $17.3 million, after dividends of $7.1 million, stock based compensation credits of $4.1 million and an improvement in other comprehensive income (loss) of $1.2 million, net of a reduction during the quarter of $8.3 million. As of June 30, 2008, 1,165,901 shares remain available for repurchase under the Company’s current stock repurchase program.

Credit Quality

Net charge-offs for the quarter were $812,000, down from $1.9 million in the prior linked quarter and up from $136,000 for the quarter ended June 30, 2007. Net charge-offs year-to-date are $3.5 million or an annualized 0.28% of the average loan portfolio. Losses continue to be concentrated in the credit-scored community business loan portfolio. Net charge-offs in this portfolio for the third quarter were $731,800 on average outstandings of $99.2 million. During the quarter the Company provided $1.4 million in loan loss provisions, which was $588,000 in excess of net charge-offs. This resulted in an increase in the allowance for loan losses to $22.0 million, or 1.30% of loans outstanding, and 154% of non-performing loans. The primary reasons for increasing the allowance for loan losses were growth in the commercial and industrial and construction loan portfolios, and to a lesser degree an increase in classified loans. Nonperforming assets increased $692,000 to $14.4 million compared to March 31, 2008.

Additional Information

The Company does not hold any preferred stock of either FNMA or FHLMC (Fannie Mae or Freddie Mac) and currently has 120 shares of FNMA common stock. The Company holds $5 million in FNMA debentures in its securities portfolio and holds $615.7 million in mortgage backed securities issued by FHLMC and FNMA.

Note:

In addition to historical information, this earnings release may contain forward-looking statements for purposes of applicable securities laws. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements are subject to numerous assumptions, risks and uncertainties. There are a number of important factors described in documents previously filed by the Company with the Securities and Exchange Commission, and other factors that could cause the Company’s actual results to differ materially from those contemplated by such forward-looking statements. The Company undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Headquartered in Montebello, New York, Provident Bank is an independent full-service community bank. Provident Bank operates 33 branches that serve the Hudson Valley region and Bergen County, New Jersey. The bank offers a complete line of commercial, retail and investment management and trust services. Visit the Provident Bank web site at www.providentbanking.com.

Provident New York Bancorp and Subsidiaries

CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL CONDITION

(unaudited, in thousands, except share and per share data)

	June 30, 2008	September 30, 2007	June 30, 2007
Assets:
Cash and due from banks	$46,208	$47,291	$44,485
Total securities	818,603	832,443	836,365
Loans:
One- to four-family residential mortgage loans	510,832	500,825	501,795
Commercial real estate, commercial business and construction loans	936,567	895,233	876,023
Consumer loans	240,452	242,000	236,023

Total loans, gross	1,687,851	1,638,058	1,613,841
Allowance for loan losses	(22,001)	(20,389)	(20,699)

Total loans, net	1,665,850	1,617,669	1,593,142
Federal Home Loan Bank stock, at cost	31,823	32,801	29,827
Premises and equipment, net	34,625	30,079	30,004
Goodwill	160,861	161,154	161,154
Other amortizable intangibles	8,966	11,041	11,782
Bank owned life insurance	47,135	40,818	40,387
Other assets	36,483	28,803	35,655

Total assets	$2,850,554	$2,802,099	$2,782,801

Liabilities:
Deposits
Demand deposits	$384,381	$363,731	$355,990
NOW deposits	199,681	162,537	164,790

Total transaction accounts	584,062	526,268	520,780
Savings	351,431	346,430	369,886
Money market deposits	300,919	277,793	268,424
Certificates of deposit	539,308	563,193	589,737

Total deposits	1,775,720	1,713,684	1,748,827
Borrowings	635,596	661,242	595,411
Mortgage escrow funds and other	38,097	22,084	36,244

Total liabilities	2,449,413	2,397,010	2,380,482
Stockholders’ equity	401,141	405,089	402,319

Total liabilities and stockholders’ equity	$2,850,554	$2,802,099	$2,782,801

Shares of common stock outstanding at period end	39,839,335	41,230,618	41,666,538
Book value per share	$10.07	$9.82	$9.66

Provident New York Bancorp and Subsidiaries

CONSOLIDATED CONDENSED STATEMENTS OF INCOME

(Unaudited, in thousands, except share and per share data)

	Quarter Ended June 30,		Quarter Ended March 31, 2008	Year to Date Ended June 30,
	2008	2007		2008	2007
Interest and dividend income:
Loans and loan fees	$25,630	$27,896	$26,840	$81,101	$80,847
Securities	9,774	9,449	9,799	29,123	29,923
Other earning assets	662	641	726	2,052	1,819

	36,066	37,986	37,365	112,276	112,589
Interest expense:
Deposits	6,187	9,010	7,785	22,895	26,985
Borrowings	5,691	6,645	6,339	19,578	23,111

Total interest expense	11,878	15,655	14,124	42,473	50,096

Net interest income	24,188	22,331	23,241	69,803	62,493
Provision for loan losses	1,400	400	3,000	5,100	1,200

Net interest income after provision for loan losses	22,788	21,931	20,241	64,703	61,293
Non-interest income:
Deposit fees and service charges	3,100	2,848	3,061	9,183	8,478
Net gain on sales of securities	22	0	961	983	4
Title insurance fees	274	308	76	619	855
Bank owned life insurance	455	432	428	1,317	1,613
Investment management fees	750	759	729	2,242	2,107
Other	423	641	498	1,392	1,871

Total non-interest income	5,024	4,988	5,753	15,736	14,928
Non-interest expense:
Compensation and benefits	9,245	8,567	9,061	26,936	24,517
Stock-based compensation plans	973	1,433	924	2,893	4,286
Occupancy and office operations	3,090	2,827	3,294	9,309	8,670
Advertising and promotion	933	1,267	828	2,628	3,024
Professional fees	813	914	892	2,588	2,982
Data and check processing	646	659	694	1,913	1,949
Amortization of intangible assets	636	746	662	1,988	2,323
ATM/debit card expense	456	471	455	1,412	1,365
Other	2,163	2,166	2,114	6,334	6,428

Total non-interest expense	18,955	19,050	18,924	56,001	55,544

Income before income tax expense	8,857	7,869	7,070	24,438	20,677

Income tax expense	2,551	2,433	1,987	7,155	6,199

Net income	$6,306	$5,436	$5,083	$17,283	$14,478

Per common share:
Basic earnings	$0.16	$0.13	$0.13	$0.44	$0.35
Diluted earnings	0.16	0.13	0.13	0.44	0.35
Dividends declared	0.06	0.05	0.06	0.18	0.15
Weighted average common shares:
Basic	38,719,917	40,722,093	38,847,528	39,014,150	41,012,030
Diluted	39,110,353	41,223,958	39,214,041	39,402,248	41,551,464

Selected Financial Condition Data:

	Three Months Ended
(in thousands except share and per share data)	06/30/08	03/31/08	12/31/07	09/30/07	06/30/07
	(In thousands)
End of Period
Total assets	$2,850,554	$2,823,506	$2,799,342	$2,802,099	$2,782,801
Loans, gross (1)	1,687,851	1,653,638	1,655,437	1,638,058	1,613,841
Securities available for sale	777,161	801,784	780,714	794,997	794,949
Securities held to maturity	41,442	35,484	35,573	37,446	41,416
Bank owned life insurance	47,135	41,680	41,252	40,818	40,387
Goodwill	160,861	161,214	161,154	161,154	161,154
Other amortizable intangibles	8,966	9,633	10,324	11,041	11,782
Other non-earning assets	71,108	63,906	58,033	58,882	65,659
Deposits	1,775,720	1,722,101	1,672,538	1,713,684	1,748,827
Borrowings	635,596	664,115	686,508	661,242	595,411
Equity	401,141	408,163	401,923	405,089	402,319
Average Balances
Total assets	$2,822,885	$2,813,448	$2,780,360	$2,783,640	$2,772,666
Loans, gross:
Real estate- residential mortgage	510,383	500,930	499,915	500,261	489,998
Real estate- commercial mortgage	528,308	530,267	537,440	539,618	541,364
Real estate- construction & land development	150,900	153,816	152,615	144,615	123,774
Commercial and industrial	229,122	219,782	210,425	205,832	197,493
Consumer loans	240,488	243,552	243,456	238,073	232,508
Loans total (1)	1,659,201	1,648,347	1,643,851	1,628,399	1,585,137
Securities (taxable)	653,292	661,947	644,336	660,937	695,016
Securities (non-taxable)	177,933	168,968	164,144	156,328	149,125
Total earning assets	2,503,004	2,494,913	2,467,655	2,458,422	2,441,036
Non earning assets	319,881	318,535	312,705	325,218	331,630
Non-interest bearing checking	357,515	370,843	357,246	360,705	348,698
Interest bearing NOW accounts	189,629	169,187	143,396	152,926	160,187
Total transaction accounts	547,144	540,030	500,642	513,631	508,885
Savings (including mortgage escrow funds)	364,763	342,412	348,670	380,749	383,955
Money market deposits	311,120	267,310	259,931	266,714	256,541
Certificates of deposit	545,413	561,935	581,204	585,115	589,733
Total deposits and mortgage escrow	1,768,440	1,711,687	1,690,447	1,746,209	1,739,114
Total interest bearing deposits	1,410,925	1,340,844	1,333,201	1,385,504	1,390,416
Borrowings	629,325	675,150	665,380	612,274	593,467
Equity	405,692	405,326	403,146	401,617	409,528
Other comprehensive income / (loss) (SFAS 115), reflected in stockholders’ equity	(2,708)	5,638	1,477	(3,917)	(4,696)
Selected Operating Data:
Condensed Tax Equivalent Income Statement
Interest and dividend income	$36,066	$37,365	$38,845	$39,035	$37,986
Tax equivalent adjustment*	929	918	880	832	807
Interest expense	11,878	14,124	16,471	16,792	15,655

Net interest income (tax equivalent)	25,117	24,159	23,254	23,075	23,138
Provision for loan losses	1,400	3,000	700	600	400

Net interest income after provision for loan losses	23,717	21,159	22,554	22,475	22,738
Non-interest income	5,024	5,753	4,959	4,918	4,988
Non-interest expense	18,955	18,924	18,122	19,045	19,050

Income before income tax expense	9,786	7,988	9,391	8,348	8,676
Income tax expense (tax equivalent)*	3,480	2,905	3,497	3,200	3,240

Net income	$6,306	$5,083	$5,894	$5,148	$5,436

(1)	Does not reflect allowance for loan losses of $22,001, $21,413, $20,325, $20,389 and $20,699
*	Tax exempt income assumed at a 35% federal rate

	Three Months Ended
	06/30/08	03/31/08	12/31/07	09/30/07	06/30/07
Performance Ratios (annualized)
Return on Average Assets	0.90%	0.73%	0.84%	0.73%	0.78%
Return on Average Equity	6.25%	5.04%	5.80%	5.09%	5.32%
Non-Interest Income to Average Assets	0.72%	0.82%	0.71%	0.70%	0.72%
Non-Interest Expense to Average Assets	2.70%	2.71%	2.59%	2.71%	2.75%
Operating Efficiency	64.9%	65.3%	66.3%	70.1%	69.7%

Analysis of Net Interest Income
Yield on:
Loans	6.30%	6.63%	7.00%	7.18%	7.15%
Investment Securities- Tax Equivalent	5.18%	5.19%	5.12%	4.94%	4.87%
Earning Assets- Tax Equivalent	5.94%	6.17%	6.39%	6.43%	6.37%
Cost of:
Interest Bearing Deposits	1.76%	2.34%	2.66%	2.70%	2.60%
Borrowings	3.64%	3.78%	4.50%	4.76%	4.50%
Interest Bearing Liabilities	2.34%	2.82%	3.27%	3.33%	3.16%
Net Interest Tax Equivalent:
Net Interest Rate Spread- Tax Equivalent Basis	3.60%	3.35%	3.12%	3.10%	3.21%
Net Interest Margin- Tax Equivalent Basis	4.04%	3.89%	3.74%	3.72%	3.80%

Capital Information Data
Tier 1 Leverage Ratio- Bank Only	8.32%	8.14%	8.22%	8.07%	8.16%
Tier 1 Risk-Based Capital- Bank Only	223,391	215,420	215,920	212,497	212,906
Total Risk-Based Capital- Bank Only	245,392	236,833	236,245	232,886	233,605
Tangible Capital Consolidated	231,314	237,316	231,186	233,662	230,175
Tangible Capital as a % of Tangible Assets Consolidated	8.63%	8.95%	8.80%	8.88%	8.75%
Shares Outstanding	39,839,335	40,086,491	40,125,457	41,230,618	41,666,538
Shares Repurchased Per Stock Repurchase Program	306,443	147,514	1,116,800	460,490	757,500
Basic weighted common shares outstanding	38,719,917	38,847,528	39,469,995	40,101,720	40,722,093
Diluted common shares outstanding	39,110,353	39,214,041	39,805,026	40,543,035	41,223,958
Per Common Share:
Basic Earnings	$0.16	$0.13	$0.15	$0.13	$0.13
Diluted Earnings	0.16	0.13	0.15	0.13	0.13
Dividends Paid	0.06	0.06	0.06	0.05	0.05
Book Value	10.07	10.18	10.02	9.82	9.66
Tangible Book Value	5.81	5.92	5.76	5.67	5.52

Asset Quality Measurements
Non-performing loans (NPLs): non-accrual	9,595	9,014	6,053	3,509	3,956
Non-performing loans (NPLs): still accruing	4,647	4,536	3,317	3,749	3,716
Non-performing assets (NPAs)	14,380	13,688	9,507	7,397	8,377
Net Charge-offs	812	1,912	764	910	136
Net Charge-offs as % of average loans (annualized)	0.20%	0.46%	0.19%	0.22%	0.03%
NPLs as % of total loans	0.84%	0.82%	0.57%	0.44%	0.48%
NPAs as % of total assets	0.50%	0.48%	0.34%	0.26%	0.30%
Allowance for loan losses as % of NPLs	154%	158%	217%	281%	270%
Allowance for loan losses as % of total loans	1.30%	1.29%	1.23%	1.26%	1.28%